March 8, 2007

Dear Stockholder,

It is my pleasure to invite you to the 2007 Annual Meeting of Stockholders of Autoliv, Inc. which will be held on Thursday, May 3, 2007, at The Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, 60611 USA commencing at 9.00 a.m. local time.

Information regarding the matters to be voted upon at the meeting is contained in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting. Therefore, please mark, sign, date and return the accompanying proxycard promptly in the enclosed postage-paid envelope. This way your shares will be voted as you direct even if you cannot attend the meeting.

A public press release covering voting results will be available after the meeting.

The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 2006 is being distributed to stockholders with this proxy statement.
Sincerely,

S. Jay Stewart
Chairman of the Board
Autoliv, Inc.

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Autoliv, Inc. ("Autoliv" or the "Company") will be held on Thursday, May 3, 2007, commencing at 9.00 a.m. local time at The Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, 60611 USA, to consider and vote upon:

1. Reelection of four directors for a term of office expiring on the date of the Annual Meeting of Stockholders in 2010 (see page 5).

2. Ratification of the appointment of Ernst & Young AB as the Company's independent auditors for the fiscal year ending December 31, 2007 (see page 22).

3. Any other business that may properly come before the meeting and/or any adjournment thereof.

The close of business on March 6, 2007 has been fixed as the record date for the annual meeting (the "Record Date"). All stockholders of record at the close of business on that date are entitled to be present and vote at the meeting and/or any adjournment thereof.

Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the Chairman of the annual meeting.

By order of the Board of Directors

March 8, 2007

Michael S. Anderson
Acting Vice President for Legal Affairs,
General Counsel and Secretary

AUTOLIV, INC.
Box 70381, SE-107 24 Stockholm, Sweden

Proxy Statement

March 8, 2007

Solicitation of Proxies

The principal executive offices of the Company are located at World Trade Center, Klarabergsviadukten 70, SE-111 64 Stockholm, Sweden. The Company's telephone number is +46 (8) 587 20 600. The date of this Proxy Statement is March 8, 2007, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report for the fiscal year ended December 31, 2006, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting. This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Stockholders, to be held on Thursday, May 3, 2007, commencing at 9.00 a.m. local time at The Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, 60611, USA, and at any adjournment thereof (the "2007 Annual Meeting" or the "meeting").

The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Shares will be voted in accordance with stockholders' instructions in the accompanying proxy. If no specific instructions are given, the proxies will vote the shares in accordance with the Board's recommendations, which are noted herein, to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange. Any proxy given may be revoked at any time before it is voted at the meeting. Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote thereat. Consequently, abstentions and broker non-votes (i.e., votes withheld by brokers in the absence of instructions from beneficial holders) will not be counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of establishing a quorum at the meeting.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or facsimile.

In addition, the Company has retained Georgeson Inc. to assist in the solicitation for a fee of $12,000 plus expenses, and WM-data AB for a fee of $39,876 plus expenses.

1. Election of Directors

The Company's by-laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. To the extent practicable, one-half of the directors are to be citizens of the United States and one-half of the directors are to be nationals of Sweden or other member states of the European Union. The Board presently consists of twelve members, divided into three classes serving staggered three-year terms. Directors in each class are elected on a rotating basis at the annual stockholder's meeting at which the term for such class expires.

Listed below as nominees for reelection at the 2007 Annual Meeting for three-year terms are Robert W. Alspaugh, Lars Westerberg, Walter Kunerth and Lars Nyberg whose present terms will expire at that time.

Messrs. Alspaugh, Westerberg, Kunerth and Nyberg presently serve as directors, and the Company has not been advised by any of them that they will not serve if reelected.

Mr. Per-Olof Aronson, whose present term also expires at the 2007 Annual Meeting has advised the Company that he will not stand for reelection due to retirement. It is not expected that the vacancy created by Mr. Aronson's retirement will be filled.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.

The Board, Meeting Attendance and Compensation of Directors

The Board currently consists of twelve members, eleven of whom are independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). The Board met five times during the year ended December 31, 2006. All incumbent directors participated in more than 75 percent of the meetings of the Board and Board committees of which they were members, and all but two of the incumbent directors were present at all meetings of the Board and Board Committees of which they were members. The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities.

Under the Corporate Governance Guidelines, the Company's policy is for directors to attend the Annual General Meeting of Stockholders. All but one of the directors participated in the 2006 Annual General Meeting of Stockholders. The Board has further adopted a Code of Conduct and Ethics for Directors to assist the individual directors in fulfilling their duties as members of the Board.

Since 1998, the Company has also had a Code of Conduct and Ethics that applies to all employees of the Company and the Company has had a Code of Conduct and Ethics for Senior Officers (the Code of Conduct and Ethics for Directors, Code of Conduct and Ethics for Senior Officers and Code of Conduct and Ethics that applies to all Company employees are collectively referred to as the "Codes").

The Company has adopted a written policy regarding related person transactions ("the Policy") which is incorporated in the Code of Conduct and Ethics for Directors and for Senior Officers. Pursuant to this policy, the Audit Committee of the Company must review and approve any such transactions. During 2006, no transactions took place that the Company deemed to require disclosure under Section 404(a) of Regulation S-K.

The Corporate Governance Guidelines, the Codes and the Policy are posted on the Company's corporate website at www.autoliv.com - Who We Are - Governance and can also be obtained in print by request from the Company using the contact details below.

The Board has determined that Messrs. Alspaugh, Aronson, Carlsson, Johnston, Kunerth, Lorch, Nyberg, Ringler, Sekiya, Stewart and Welin qualify as independent directors.

None of the independent directors have a relationship with the Company other than being a director and/or a shareholder.

Mr. Stewart has been elected Chairman of the separate sessions of independent directors. The independent directors met in separate sessions five times in 2006.

For Director Compensation, see "Director Compensation" on page 22.

Any interested party who desires to communicate with the Board or the independent directors regarding the Company can do so under the following address:

Board/Independent Directors
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: legalaffairs@autoliv.com

Contact can be made anonymously and communication with the Board or the independent directors is not screened. The Chairman of the Board and the sessions of independent directors receive all such communication after it has been determined that the content represents a message to the Chairman.

Nominees for Directors at the May 2007 Annual Meeting

Robert W. Alspaugh, age 59, has been a director of Autoliv since June 2006. Throughout his 36-year career with KPMG, Robert Alspaugh served as the senior partner for a diverse array of companies across a broad range of industries. He has worked with global companies both in Europe and Japan, as well as those headquartered in the United States. Between 2002 and 2005, when he served as CEO of KPMG International, he was responsible for implementing the strategy of this global organization, which includes member firms in nearly 150 countries with more than 100,000 employees. Prior to this position, he served as Deputy Chairman and Chief Operating Officer of KPMG's U.S. practice. He graduated summa cum laude from Baylor University, Texas in 1970.

Walter Kunerth, age 66, has been a director of Autoliv since August 1998. Professor Kunerth is also a member of the Supervisory Board of Gildemeister AG and Chairman of the Supervisory Boards of Götz AG and Paragon AG. For more than 20 years, Professor Kunerth held various senior executive positions at Siemens AG in Germany, including as a member of Siemens' Corporate Executive Board (1993-97), President of Siemens' Automotive Systems Group (1988-93) and head of Siemens' Automotive Electronics Division. He holds a doctorate degree in Engineering from the University of Stuttgart and has been named Honorary Professor by the university.

Lars Nyberg, age 55, has been a director of Autoliv since October 2004. Mr. Nyberg served as the Chairman and Chief Executive Officer of NCR Corporation from 1995 to 2003, and as non-executive Chairman of NCR Corporation between 2003 and 2005. He is Chairman of Micronics Laser Systems AB, a manufacturer of high-end laser pattern generators for the production of photomasks, and of IBS AB, a provider of supply-chain management solutions, each of which is listed on the Stockholm Stock Exchange. Mr. Nyberg also serves as a Director on the Boards of Snap-on Inc., a manufacturer of tools and equipment for the automobile industry and other professional tool users, and DataCard Corporation, a company dealing in secure ID and card personalization. Mr. Nyberg is a graduate in Business Administration from the University of Stockholm.

Lars Westerberg, age 58, has been a director and President and Chief Executive Officer of Autoliv, Inc. since February 1999. From 1994 until he assumed his positions with Autoliv, he was President and Chief Executive Officer of Granges AB, a Swedish-based aluminum and plastics company listed on the Stockholm Stock Exchange. From 1991 to 1994, he held the same positions at the publicly-traded welding company Esab AB. He started his employment at Esab in 1984 and held several executive positions, including President of Esab's North American subsidiary. He is the Chairman of the Board of Husqvarna AB, a listed Swedish outdoor product manufacturer and is a director of Plastal AB, a Swedish supplier of automotive plastic components, Haldex AB, a listed Swedish automatic braking and transmission supplier, and SSAB, a listed Swedish steel company. Mr. Westerberg holds a Master of Science degree in Electrical Engineering from the Royal Institute of Technology (KTH) and is a graduate in Business Administration from the University of Stockholm.

Incumbent Directors - Terms Expiring at the 2008 Annual Meeting

Sune Carlsson, age 65, has been a director of Autoliv since June 2003. Mr. Carlsson previously served as the President, Chief Executive Officer and Director of AB SKF, a listed Swedish-based supplier of products, customer solutions and services in the rolling bearing, seals and related businesses. Prior to that Mr. Carlsson held several executive positions in Asea and ABB in Switzerland. Mr. Carlsson is Chairman of the Board of Atlas Copco AB, a Swedish-based industrial company. Mr. Carlsson also serves on the boards of Investor AB, Sweden's largest industrial holding company, and Scania AB, the heavy truck maker. Atlas Copco AB, Investor AB and Scania AB are listed on the Stockholm Stock Exchange. Mr. Carlsson holds a Master of Engineering Degree from the Chalmers University of Technology in Gothenburg, Sweden.

William E. Johnston Jr., age 66, has been a director of Autoliv since December 2005. Until August 2004, Mr. Johnston served as a director and as Chairman of the Supervisory Board of Salins Europe S.A., a privately-held producer and distributor of salt products in Europe. Mr. Johnston was President, Chief Operating Officer and a director of Morton International, Inc., a manufacturer of specialty chemicals and salt, from October 1995 until June 2000 when he retired. From June 1999 until June 2000, he was also Senior Vice President of Rohm & Haas Co., a Philadelphia-based specialty chemical company which acquired Morton International, Inc. in 1999. Mr. Johnston had previously served at Morton in several executive positions, including Executive Vice President of Administration from 1993 until 1995, and President, Salt Group from 1984 until 1993. Since 1997, Mr. Johnston has served on the Board of Directors of Unitrin, Inc., a NYSE-listed insurance company. Mr. Johnston holds an M.B.A. from the University of Chicago.

S. Jay Stewart, age 69, has been a director of Autoliv since May 1997 and has served as the Chairman of the Board since April 2001. He was Chairman and Chief Executive Officer of Morton International, Inc. from 1994 through 1999, and was a director of Morton between 1989 and 1999. Mr. Stewart was President and Chief Operating Officer of Morton International, Inc. from 1989 through March 1994. He is a director of HSBC North America Holdings, Inc., and KapStone Paper and Packaging Corp. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.

Incumbent Directors - Terms Expiring at the 2009 Annual Meeting

George A. Lorch, age 65, has been a director of Autoliv since June 2003. Mr. Lorch has been Chairman Emeritus of Armstrong Holdings, Inc., a global company that manufactures flooring and ceiling materials, since 2000. From May 2000 to August 2000, he was Chairman and Chief Executive Officer of Armstrong Holdings, Inc. He was Chairman of Armstrong World Industries, Inc. from 1994 to 2000, its President and Chief Executive from 1993 to 2000 and a Director from 1988 to 2000. Mr. Lorch serves on the Boards of Pfizer, Inc., Williams Companies, Inc., HSBC North America Holding Company and HSBC Finance Co. the non-public, wholly owned subsidiaries of HSBC LLP. Mr. Lorch holds a Bachelor of Science degree in business administration from the Virginia Polytechnic Institute.

James M. Ringler, age 61, has been a director of Autoliv since January 2002. He was, prior to his retirement, Vice Chairman of Illinois Tool Works Inc. between 1999 and 2004. Prior to joining Illinois Tool Works, Mr. Ringler was Chairman, President and Chief Executive Officer of Premark International, Inc., which merged with Illinois Tool Works in 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer prior to becoming the CEO in 1996. He serves on the boards of Dow Chemical Company, FMC Technologies, Inc., Corn Products International and he is the Chairman of the Board of NCR Corporation. He also serves on the board of the Manufacturers Alliance for Productivity and Innovation. Mr. Ringler holds a Bachelor of Science degree in business administration and an M.B.A. degree in finance from the State University of New York.

Tetsuo Sekiya, age 72, has been a Director of Autoliv since April 2001. He presently also serves as Advisor to the Board of NSK Ltd, a global manufacturer of bearings and automotive parts, of which he was Chairman between 2002 and 2004 and President & CEO between 1994 and 2002. Mr. Sekiya also serves as Director of Taisei Corporation, one of Japan's major construction firms, Advisor to the Japan Bearing Industrial Association, an Executive Member of the Board of Directors of Nippon Keidanren, the Japan Federation of Economic Organizations, and a Standing Director of the Japan-China Economic Association. Mr. Sekiya, who holds a Bachelor of Science degree in Economics from Keio University, was honored in 1998 with the Medal of Blue Ribbon from His Majesty, the Emperor of Japan, in recognition of his outstanding service to industry in Japan.

Per Welin, age 70, has been a director of Autoliv since May 1997 and of Autoliv AB since 1995. Mr. Welin served as Executive Vice President and director of the investment company L-E Lundberg-foretagen AB from 1991 to 1998 and has been Chairman of the Board of L-E Lundberg-foretagen AB since 1998. Mr. Welin holds a Master of Science degree in Engineering Physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo- and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.

Committees of the Board

There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All Audit, Compensation and Nominating and Corporate Governance committee members are determined by the Board to qualify as independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

The Audit Committee appoints, in its sole discretion and subject to stockholder ratification, the Company's independent auditors and is responsible for the compensation, retention and oversight of the work of the independent auditors and for any special assignments given to such auditors. The Audit Committee also reviews the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; approves any non-audit services provided to the Company by its independent auditors; reviews possible violations of the Company's business ethics and conflicts of interest policies; reviews any major accounting changes made or contemplated, and reviews the effectiveness and efficiency of the Company's internal audit staff. In addition, the Audit Committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors' examinations. The Audit Committee is also responsible for the review and approval of related person transactions under the Policy. Members of this committee are Messrs. Welin (Chairman), Alspaugh, Carlsson and Nyberg. The Audit Committee met seven times in 2006.

The Compensation Committee advises the Board with respect to the compensation to be paid to the directors and executive officers of the Company and is responsible for both advising the Board with respect to the terms of contracts to be entered into with the senior executives of the Company and approving such contracts. The committee also administers the Company's cash and stock incentive plan and reviews and discusses with management the Company's compensation discussion and analysis ("CD&A") included herein. Members of this committee are Messrs. Ringler (Chairman), Aronson, Johnston and Lorch. The Compensation Committee met four times in 2006.

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as members of the Board and assists the Board in reviewing the composition of the Board and its committees, monitoring a process to assess Board effectiveness and developing and implementing the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider Stockholder nominees for election to the Board if timely advance written notice of such nominees is received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. Members of this committee are Messrs. Stewart (Chairman), Johnston, Kunerth and Sekiya. The Nominating and Corporate Governance Committee met three times in 2006.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.

The Audit Committee acts under a written charter first adopted and approved by the Board in 2000 and subsequently amended latest in December 2006, See Appendix A. The charter is posted on the Company's corporate website www.autoliv.com - Who We Are - Governance, and can also be obtained free of charge in print by request from the Company using the contact details below. Each member of the Audit Committee is independent and is qualified to serve on the committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations as promulgated by SEC. Each member possesses financial literacy and accounting or related financial management expertise, and Messrs. Alspaugh, Nyberg and Welin are determined by the Board to qualify as audit committee financial experts.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Audit Committee discussed with the independent accountants their independence. The Audit Committee also concluded that the independent auditors' provision of non-audit services to the Company is compatible with the independent auditors' independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The Audit Committee can be contacted regarding accounting issues as follows:
The Audit Committee
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: legalaffairs@autoliv.com

Contacts can be made anonymously and communication with the Committee is not screened. The Chairman of the Committee will receive all such communication after it has been determinated that the contents represent a message to the Chairman.

Per Welin, Chairman
Robert W. Alspaugh
Sune Carlsson
Lars Nyberg

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee of the Board is responsible for identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board. The Nominating and Corporate Governance Committee further advises the Board on composition, and procedures of committees, and is responsible for the development of the Company's Corporate Governance Guidelines and the oversight of the evaluation of the Board and its committees, as well as the Company's management.

The Nominating and Corporate Governance Committee acts under a written charter first adopted and approved by the Board in 2002 and subsequently amended in December 2003. A copy of the Charter is available on the Company's corporate website at www.autoliv.com - Who We Are - Governance, and can also be obtained free of charge in print by request from the Company using the contact details below. Each of the members of the committee is independent and qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

In 2006, one new director was appointed to fill a vacancy on the Board pursuant to the By-laws of the Company. Mr. Alspaugh was proposed to the Nominating and Corporate Governance Committee by George A. Lorch, a director of the Board.

The candidate met with the Chairman of the Board and management of the Company. The Nominating and Corporate Governance Committee evaluated the proposed candidate and determined that he had the necessary skills, experiences and qualifications to fulfill the duties on the Board. The Nominating and Corporate Governance Committee thereafter recommended to the Board to appoint the candidate to be a member of the Board.

The Board determined that the candidate qualified as independent under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by SEC. The directors nominated for reelection, Messrs. Alspaugh, Westerberg, Kunerth and Nyberg, have been reviewed and recommended for reelection by the Committee.

The Nominating and Corporate Governance Committee will consider director candidates nominated by stockholders so long as such nominations are submitted to this Committee by stockholders in accordance with Article II, Section 6 of the By-laws of the Company. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the need of the Board and the qualifications of the candidate. Qualifications of director candidates that are considered by the Nominating and Corporate Governance Committee include an attained position of leadership in the candidates area of expertise, business and financial experience relevant to the Company, possession of demonstrated sound business judgment, expertise relevant to the Company's line of businesses, independence and ability to serve on standing committees and the ability to serve the interests of all stockholders.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board - for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Corporate Governance Committee also, from time to time, engages firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, this Committee collects and reviews publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and serve on the Board, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the persons' accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Nominating and Corporate Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

The Nominating and Corporate Governance Committee can be contacted as follows:
The Nominating and Corporate Governance Committee
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: legalaffairs@autoliv.com

Contacts can be made anonymously and communication with the Committee is not screened. The Chairman of the Committee receives all such communication after it has been determined that the content represents a message to the Chairman.

S. Jay Stewart, Chairman
William E. Johnston Jr.
Walter Kunerth
Tetsuo Sekiya

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees and who qualify as independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The Compensation Committee acts under a written charter first adopted and approved by the Board in 2002 and subsequently amended in December 2006. The Charter is attached as Appendix B, is posted on the Company's corporate website at www.autoliv.com - Who We Are - Governance, and can also be obtained free of charge in print by request from the Company using the contact details below. Each member of the Compensation Committee is intended to be independent and qualified to serve on the committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

The Compensation Committee of the Board is responsible for an annual review of the goals and objectives of the Company's executive compensation plans in light of the Company's goals and objectives with such plans; to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company's executive compensation plans and together with the other independent directors, determine and approve the Chief Executive Officer's compensation level based on this evaluation; to evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company's executive compensation plans and make recommendations to the Board with respect to the compensation of such other executive officers; to evaluate annually the appropriate level of compensation for Board and committee service by non-employee directors; to review and approve any severance or termination arrangements to be made with any executive officer of the Company; to review perquisites or other personal benefit to the Company's executive officers and directors and recommend any changes to the Board; to review and discuss with management the Company's CD&A, and based on that review and discussion, to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K; to prepare the Compensation Committee Report for inclusion in the annual proxy statement or annual report on Form 10-K; and to review the description of the Compensation Committee's process and procedures for the consideration and determination of executive officer and director compensation to be included in the Company's annual proxy statement.

The Compensation Committee may form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittees such power and authority as it deems appropriate; provided that no such subcommittee shall consist of fewer than two members and that the Compensation Committee shall not delegate any power or authority required by any law regulation or listing standard to be exercised by the Compensation Committee as a whole. Under the Autoliv, Inc. 1997 Stock Incentive Plan, as amended, the Compensation Committee may, to the extent that any such action will not prevent the Autoliv, Inc. 1997 Stock Incentive Plan from complying with rules and regulations delegate any of its authority thereunder to such persons as it deems appropriate.

The Vice President of Human Resources of the Company typically acts as Secretary of the Compensation Committee and the Compensation Committee assigns to the Secretary the task of preparing proposals for compensation levels for the Chief Executive Officer and other executive officers and, in addition the general principles for compensation applied by the Company.

The Compensation Committee regularly solicits the independent advice of compensation consultants to ensure that the Company's compensation program is competitive with that of those offered by its peer group. In 2006, Mercer Human Resource Consulting AB ("Mercer"), and Human Resource Services AB ("HRS"), a company affiliated with Towers Perrin, were used for this purpose. Both consultants were retained by the Company, and HRS acted under direction of the Compensation Committee. Mercer was assigned to provide general advice regarding compensation and incentive programmes. HRS was assigned to specific issues related to compensation to Senior Executive Officers. Compensation is established using a specific cross section of international industrial companies of similar size primarily in the automotive sector developed by HRS and the Committee. The Committee met three times with representatives of HRS during 2006.

The Chief Executive Officer may make, and the Committee may consider, recommendations to the Committee regarding compensation. During 2006, the Chief Executive Officer was invited by the Committee to participate in three of its meetings.

The Compensation Committee reviewed and discussed with management the Company's CD&A and also reviewed the description of the committee's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee recommended to the Board and the Board has approved that the CD&A and above referenced description be included in the Company's proxy statement for the fiscal year ended December 31, 2006, for filing with the SEC.

The Compensation Committee can be contacted as follows:
The Compensation Committee
c/o Vice President Legal Affairs
Autoliv, Inc., Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20 608
Fax: +46 8 587 20 633
E-mail: legalaffairs@autoliv.com

Contacts can be made anonymously and communication with the Compensation Committee is not screened. The Chairman of the Compensation Committee receives all such communication after it has been determined that the content represents a message to the Chairman.
James M. Ringler, Chairman
Per-Olof Aronson
William E. Johnston Jr.
George A. Lorch

Voting Securities and Principal Holders Thereof

On March 6, 2007, the Record Date for the 2007 Annual Meeting, there were 79,931,378 shares of common stock outstanding, each entitled to one vote. Only stockholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding.

As of the date of this proxy statement, five stockholders were known to the Company to beneficially own more than 5% of the Company's common stock. As of December 31, 2006, Goldman Sachs Asset Management LP., 85 Broad Street, New York, NY 10004, USA was known to hold 5,720,514 shares of common stock, representing 7.1% of all common stock, AXA Financial, Inc, 1290 Avenue of the Americas, New York, NY 10104, USA was known to hold 5,685,718 shares of common stock, representing 7.1% of all common stock, Iridian Asset Management LLC, 276 Post Road West, Westport CT 06880-4704, USA, was known to hold 5,592,240 shares of common stock, representing 7.0%, LSV Asset Management, 1 N. Wacker Drive, Suite 4000, Chicago, IL 60606, USA was known to hold 4,707,367 shares of common stock, representing 5.9% of all common stock, Blavin & Company, Inc., 7025 N. Scottsdale Road, Suite 230, Scottsdale, Arizona 85253, USA, was known to hold 4,401,700 shares of common stock, representing 5.5%

Shares beneficially owned by Directors and Officers1) 2)
Robert W. Alspaugh	0
Per-Olof Aronson	8,000
Sune Carlsson	303
William E. Johnston Jr.	1,000
Halvar Jonzon	38,210
Walter Kunerth	0
George A. Lorch	303
Magnus Lindquist	12,000
Benoît Marsaud	35,046
Lars Nyberg	0
James M. Ringler	964
Tetsuo Sekiya	2,600
S. Jay Stewart	78,459
Jörgen I. Svensson	18,000
Per Welin	8,715 4)
Lars Westerberg	281,500

All directors, nominees and	593,736
executive officers as a group3)

1) All amounts shown represent less than 1% of the outstanding shares of the Company.
2) Includes shares issuable upon exercise of options exercisable within 60 days as follows: Halvar Jonzon 36,210 shares, Magnus Lindquist 12,000 shares, Benoit Marsaud 25,500 shares, Jörgen I. Svensson 18,000 shares, and Lars Westerberg 226,500 shares.
3) Includes 414,295 shares issuable upon exercise of options exercisable within 60 days.
4) Includes 4,884 deferred stock units.

Executive Compensation

 Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of the Company's executive officers who served as named executive officers during the last completed fiscal year.

The overall objectives of the Company's compensation programs are to:

  provide competitive compensation programs to enable the Company to attract, retain and motivate management and top management talent;
  pay for performance, motivating both long and short-term performance on behalf of the Company's stockholders;
  place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives;
  base the compensation of business unit or subsidiary executives on the performance of both their operations and the overall performance of the Company to enhance the overall performance of the Company; and
  align stockholders' and management's interests.
The Company's Compensation Committee engages third-party independent compensation consultants to benchmark comparable executive compensation levels. In 2006, the Company engaged Mercer and HRS to advise the Compensation Committee.

The principal elements of the Company's executive compensation program are (1) base salary, (2) annual non-equity bonus programs, and (3) a stock incentive program.

Base Salaries

We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position over time, and to provide a base wage that is not subject to our performance risk.

The Company reviews base salaries for its named executive officers annually and adjustments are based on position, individual performance and data on competitive comparable salaries received from independent compensation consultants engaged by the Company.

Base salaries for senior executive officers are intended to represent about 50 % of the total of the three elements of total compensation mentioned above with the annual non-equity bonus calculated at base.

Annual Non-Equity Bonus Program

The annual non-equity bonus program applicable to senior executive officers is based on the attainment by the Company and applicable business units and subsidiaries of certain profit targets. It is measured on the earnings before interest and tax (EBIT) level and starts at 70% of previous year's EBIT with a base at 100% of previous year's EBIT and target at 130% of previous year's EBIT.

The Company's senior executive officers are eligible to receive non-equity incentive program payments based 100% on the profit target of the Company, while region and division managers generally are eligible to receive payments based 70% on the profit target of the Company and 30% on the profit target of the region or division. Presidents, Managing Directors and management team members in subsidiaries, regions and divisions are eligible to receive bonus payments based 60% on the profit target of the Company and 40% to the profit target of the Company, region or division. Business unit officers are eligible to receive bonus payments based 60% on the bonus related to the Company and 40% related to the two-year average of order intake from the business unit customers.

Award levels may range from zero to 100% of the base salaries for senior executive officers. This bonus has traditionally been paid the year following the year in which it was earned.

In 2006, only the Company's Chief Executive Officers' award level could possibly have reached 100% of his base salary. Based on the above mentioned factors, bonus payments to the senior executive officers for 2006 will vary from 27% to 53% of their base salaries with a median of 39%. In 2006, about 125 senior executives participated in this program. For 2005, the bonus payments to senior executive officers varied from 24% to 50% of their base salaries with a median of 36%.

This annual bonus program is intended to represent about 20% for senior executive officer, and about 20-25% for other senior executives, respectively, of the total of the three elements of total compensation mentioned above with the annual non-equity bonus calculated at base.

The Company believes that the program's relation to an established profit measure parameter makes it easy to understand and follow, and easy to calculate and therefore provides a good motivational tool for participants.

Stock Incentive Program

The Company believes that equity ownership in the Company is important to provide our executive officers with long-term incentives to build value for our stockholders. Stock options and restricted stock units ("RSU") align employees incentives with shareholders since options have value only if the stock price increases over time, and RSU's increase in value when the stock price increases.

The Company also belives that RSUs assist to retain valuable executives since RSUs have a durational element of three years, i.e. they only vest after three years if the executive has not provided notice of resignation at that time.

Half of the value of the equity compensation is granted as stock options and half is granted as RSUs.

The Autoliv 1997 Stock Incentive Plan, as amended, has been approved by the stockholders of the Company and it is administered by the Compensation Committee.

The Compensation Committee, typically in December of each year, makes recommendations to the Board for approval as regards the following year's grant date for stock options and RSUs and the total number of shares available for grants to all participants in that year. In prior years, the Compensation Committee had decided on a grant date as early as practicably possible in the grant year. In December 2006, the Compensation Committee determined that in order to enhance the Company's corporate governance procedures it would be a better practice going forward to delay the grant date until after the Company has published its fourth quarter financial report in the first quarter of the following year.

The Compensation Committee makes a specific recommendation in regard to number of stock options and RSUs to be granted to the most senior executive officers, and otherwise delegates to the CEO to determine the grants to be made to other selected participants.

Information pertaining to the final grants to other selected participants is delivered to the Compensation Committee for review. This information is used by the Compensation Committee to construct future programs.

All stock options granted for 2006 are for 10-year terms with an exercise price equal to the closing price on the New York Stock Exchange on the date of grant and become exercisable after one year of continued employment following the grant date. All RSUs granted for 2006 vest after three years and are conditional upon the optionee not having given notice of termination of employment prior to such date.

Prior to 2006, the exercise price was equal to the average price on the New York Stock Exchange on the date of grant.

For senior executive officers, the yearly grants are intended to represent approximately 30% of total compensation. In 2006, there were 269 participants in the stock incentive program.

Pension Benefits

The Company has paid pension benefit premiums for Messrs. Westerberg, Lindquist, Jonzon and Svensson in accordance with customary Swedish practice and for Mr. Marsaud in accordance with customary French practice. Normal retirement age is 65. Mr. Westerberg has an agreement allowing retirement at the age of 60 with pension benefits amounting to 70% of base salary at retirement until the age of 65 and amounting to 50% of base salary after the age of 65. Pursuant to such agreement, the Company pays insurance premiums to insure the pension benefits of Mr. Westerberg for the period from the date of his retirement until the normal retirement age of 65 and thereafter.

Senior Executive Officers of the Company other than Mr. Westerberg and Mr. Marsaud may retire at the age of 60 with pension benefits amounting to 70% of base salary at retirement until the age of 65 and with complementary pension benefits after the age of 65 that are intended to provide pension benefits amounting to approximately 55% of base salary after the age of 65. Pursuant to such agreements, the Company pays insurance premiums on a linear basis to insure the pension benefits for the period from the date of retirement until normal retirement age of 65 and thereafter for complementary pension benefits.

The Company has determined that these benefits are consistent with benefit levels of other comparable companies. The Company used the independent consultants Max Matthiessen and Mercer to provide advice in regard to these issues.

Termination of Employment and Change of Control Severance Agreements

The Company provides the opportunity for certain of its named executive officers to be protected under the severance and change of control provisions of their employment agreements. Senior Executive Officers have employment agreements with the Company that provide for a notice of termination of employment by the Company of between 24 and 30 months. Senior Executive officers of the Company also have Change of Control Severance Agreements with the Company which in case of a termination provide for lump sum payments following a Change of Control. These protections are provided to Senior Executive Officers to attract and retain an appropriate caliber of talent for the positions and to encourage executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes. Analyses indicate that our termination and change of control provisions are consistent with provisions and benefit levels of other peer group companies, and they have been determined to be reasonable.

See "Potential Payments upon Termination or Change of Control" for more information.

Chief Executive Officer

The compensation paid to the Company's Chief Executive Officer, Mr. Lars Westerberg, for 2006 was determined based on information on competitive comparable compensation levels of the peer group companies received from an independent compensation consultant.

For 2006, the Compensation Committee approved a stock option grant of 30,000 shares and a RSU grant of 10,000 shares of common stock of the Company to Mr. Westerberg, cash compensation at an annual rate of SEK 8,250,000 ($1,134,408), and an annual non-equity bonus of SEK 4,125,000 ($567,204) with a maximum of SEK 8,250,000 ($1,134,408). The annual non-equity bonus for Mr. Westerberg for the year 2006 will amount to SEK 4,331,250 ($595,565) calculated as described above under "Annual Non-equity Bonus Programs", and will be paid in 2007.

Limitation on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). It is the committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives.

Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been structured to comply with the Code's definition of performance-based compensation. To qualify as performance-based under the Code, compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders and the Committee must certify that the performance goals were achieved before payments can be awarded.

Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interest of the Company and its stockholders.

Stock Performance Graph (1)

The following graph compares the cumulative stockholder returns on the Company's common stock with Standard & Poor's 500 Index and Standard & Poor's Auto Parts & Equipment Index.

1) Dividends at a rate of $4.70 per share of common stock were paid during the period and are included in the cumulative return on the Company's common stock.

Summary Compensation Table (USD) 1)

The following table shows information concerning the annual compensation for services provided by our CEO, CFO and three other most highly compensated executives for the fiscal year ended December 31, 2006:

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)5)	Option Awards5)	Non- Equity Incentive Plan Compen- sation($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings($)4)	All Other Compen- sation ($) 2)	Total

Lars Westerberg Chief Executive Officer	2006	1,134,408	n/a	457,753	414,900	595,565	1,321,805	7,531	2,610,137

Benoît Marsaud Chief Operating Officer3)	2006	532,140	n/a	91,547	82,980	198,632	47,218	71,696	976,995

Magnus Lindquist Chief Financial Officer	2006	391,887	n/a	91,547	82,980	122,722	122,715	50,725	739,861

Halvar Jonzon Vice President Purchasing	2006	292,197	n/a	91,457	82,980	102,509	253,488	96,555	665,698

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	2006	303,389	n/a	91,457	82,980	92,403	90,188	50,330	620,559

1) The amounts contained in the table below were paid either in Swedish Krona or Euro.
All amounts have been converted to dollars using the following exchange rates:
2006 - 1 USD = 7.2725 SEK = 0.783 EUR
2) All other compensation consists of i) premiums covering pension for early retirement from the age of 60 and/or complementary pension benefits after the age of 65, including supplemental health insurance, (see "Pension Plans"), and ii) for Messrs. Marsaud, Lindquist, Jonzon and Svensson, the amount includes the taxable value of a company car, which is approximately $ 10,000 per person. (The taxable value is higher than the incremental cost to the Company).
3) When Mr. Marsaud assumed the position as Chief Operating Officer as of September 1, 2006, he was promised 500 RSUs and 1,500 stock options for 2006 in addition to RSUs and stock options already granted in 2006. These additional RSUs and stock options will be granted to Mr. Marsaud on the 2007 grant date decided by the Compensation Committee.
4) All amounts contained in the column relate to Change in Pension Value.
5) The numbers reflect the dollar amount recognized in 2006 under FAS123R. The FAS123R values are the accounting values used by the Company to establish the cost of the grants. For more information see the Company's Annual Report Note 1 "Stock Based Compensation".

See "Compensation Discussion and Analysis" for more information.

Grants of Plan-Based Awards Table 1)

The following table summarizes grants of plan-based awards made to named executive officers in the year ended December 31, 2006:

Name and Principal Position	Grant Date	Board Action Date	All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($) (S/Sh) ($)	Grant Date Value of Stock and Option Awards ($) 2)

Lars Westerberg Chief Executive Officer	01/09/06 01/09/06	12/14/05 12/14/05	10,000	30,000	49.60	414,900 496,000

Benoît Marsaud Chief Operating Officer	01/09/06 01/09/06	12/14/05 12/14/05	2,000	6,000	49.60	82,980 99,200

Magnus Lindquist Chief Financial Officer	01/09/06 01/09/06	12/14/05 12/14/05	2,000	6,000	49.60	82,980 99,200

Halvar Jonzon Vice President Purchasing	01/09/06 01/09/06	12/14/05 12/14/05	2,000	6,000	49.60	82,980 99,200

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	01/09/06 01/09/06	12/14/05 12/14/05	2,000	6,000	49.60	82,980 99,200

1) For 2006, all senior executive officers of the Company as a group received 81,000 options and 27,000 RSUs, and all employees of the Company (other than executive officers) as a group received 210,350 options and 70,117 RSUs.
2) The grant date fair value of the RSUs and the stock options is calculated according to FAS123R. For more information see the Company's Annual Report Note 1 "Stock Based Compensation".

See "Compensation Discussion and Anaylsis" for more information.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers in the year ended December 31, 2006:

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Option Awards							Stock Awards
Name and Principal Position	Year	Number of Securities Underlying Unexercised Options(#) Excercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expriation Date	No of Shares or Units of Stock that have not vested(#)	Market Value of Shares or Units of Stock that have not vested($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested ($)

Lars Westerberg Chief Executive Officer	2006 2005 2004 2003 2002 2001	30,000 30,000 37,500 50,000 49,000	30,000	N/A	49.60 47.46 40.26 21.36 19.96 16.99	01/09/16 01/10/15 01/12/14 01/02/13 01/02/12 06/18/11	10,000 10,000 10,000	603,000 603,000 603,000	N/A	N/A

Benoît Marsaud V.P. Manufacturing President Autoliv Europe	2006 2005 2004 2003	6,000 6,000 7,500	6,000	N/A	49.60 47.46 40.26 21.36	01/09/16	2,000 2,000 2,000	120,600 120,600 120,600	N/A	N/A

Magnus Lindquist Chief Financial Officer	2006 2005 2004	6,000	6,000	N/A	49.60 47.46	01/09/16 01/10/15	2,000 2,000 2,000	120,600 120,600 120,600	N/A	N/A

Halvar Jonzon Vice President Purchasing	2006 2005 2004 2003 2002 2001	6,000 6,000 7,500 10,000 710	6,000	N/A	49.60 47.46 40.26 21.36 19.96 18.17	01/09/16 01/10/15 01/12/14 01/02/13 01/02/12 12/03/11	2,000 2,000 2,000	120,600 120,600 120,600	N/A	N/A

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	2006 2005 2004	6,000 6,000	6,000	N/A	49.60 47.46 40.26	01/09/16 01/10/15 01/12/14	2,000 2,000 2,000	120,600 120,600 120,600	N/A	N/A

All options granted are for 10-year terms with an exercise price equal to fair market value on the New York Stock Exchange on the date of grant and become exercisable after one year of continued employment following the grant date. As of 2006, the exercise price equals the closing price on the New York Stock Exchange on the date of grant. All RSU's granted generally vest after three years and are conditional upon the optionee not having given notice of termination of employment prior to such date.

Option Exercises and Stock Vested

The following table summarizes the stock option exercises and the vesting of restricted stock by the named executive officers in the year ended December 31, 2006:

Name	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lars Westerberg	0		12,500	567,750
Benoit Marsaud	10,000	374,400	2,500	113,550
Magnus Lindquist	6,000	79,440	2,500	113,550
Halvar Jonzon	0		2,500	113,550
Jörgen I. Svensson	0		2,500	113,550

Pension Benefits

The following table summarizes the present value of the benefit (and other information) under defined benefit plan[s] of the Company for the named executive officers in the year ended December 31, 2006:

Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit ($)2)	Payments During Last Fiscal Year ($)
Lars Westerberg	Executive Plan	7	4,747,020	0
Benoit Marsaud1)		36	148,971	0
Magnus Lindquist	Executive Plan	5.50	429,877	0
Halvar Jonzon	Executive Plan	5.08	884,297	0
Jörgen I. Svensson	Executive Plan	7	389,066	0

1) The Company has paid pension benefit premiums for Mr. Marsaud in accordance with French practice.
2) The accumulated benefit is a measure of pension liabilities used for accounting purposes. The underlying calculation values accrued pensions for plan beneficiaries based on completed service and current salaries allowing for any required future incresases on these benefits. Effectively regarding pension benefits the measure gives an approximate indication of the liability which would have to be met if the plan was frozen. The measure is marketbased in that it values liabilities at market interest rates for investment grade bonds.

See "Compensation Discussion and Analysis" for more information.

The Company does not have any non-qualified defined contribution and deferred compensation plans for the named executive officers.

Potential Payments Upon Termination or Change of Control

The Company has entered into agreements and maintain plans that may require the Company to make payments and/or provide benefits to the executive officers named in the Summary Compensation Table in the event of termination of employment or a change of control. For example, the Company's employment agreements with Messrs. Westerberg, Lindquist, Jonzon, Marsaud and Svensson1) obligate the Company to provide notice of termination of employment of 24 months in respect of Mr. Westerberg, and a notice of termination of employment of 18 months, as well as a lump-sum payment of one year's severance (calculated as described below,) for the other Senior Executive Officers, including Messrs. Lindquist, Jonzon, Marsaud and Svensson. The service agreements obligate the senior executive officers to provide the Company with notice of resignation of 6 months. Following termination of employment, except for termination by the Company without cause or by the Executive for cause, the Senior Executive Officers are prohibited from competing with the Company for a period of 12 months.

In case of termination, the Company is obligated to make monthly payments for 12 months of the difference between the Executive's monthly gross salary when employment was terminated and any lower salary, earned by the Executive in his or her new employment. This obligation is, however, limited to a maximum of 60 percent of the gross salary earned when employment was terminated.

All Senior Executive Officers of the Company have Change of Control Severance Agreements with the Company (the "Agreements") which were originally effective until December 31, 1998 for Mr. Svensson, until December 31, 2000 for Mr. Westerberg, until December 31, 2002 for Messrs. Lindquist and Jonzon and until December 31, 2005 for Mr. Marsaud, and all of which are automatically extended annually for additional one-year periods unless notice of termination is given. The Agreements are otherwise terminable during their periods of effectiveness only by termination of the respective executive's employment. Such termination in connection with a change in control of the Company (as defined in the agreements) entitles an executive to benefits under the Agreements. In the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the Agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment Without Cause (as defined in the Agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times in respect of Mr. Westerberg, and two and a half times in respect of other Senior Executive Officers, the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received by the executive for the two most recent fiscal years or the bonus for the most recent fiscal year, if higher, (iii) the taxable value of the benefit of a Company car, and (iv) the value of any pension benefits to which the executive would have been entitled to if he remained in service for one year following termination.

The estimated payments and benefits that would be provided assuming that termination without cause or for good reason or following a termination pursuant to a change of control that took place on December 31, 2006, are as follows:

If terminated, Mr. Westerberg would be entitled to full salary and benefits for a period of 24 months.

If any of Messrs. Marsaud, Lindquist, Jonzon and Svensson were terminated, he would be entitled to full salary and benefits for a period of 18 months and, in addition, he would receive a lump-sum payment of one year's severance estimated to be $802,468, $676,876, $657,362, $521,330, respectively.

Following a change of control, Mr. Westerberg would be entitled to a lump-sum cash severance payment of approximately $7,776,347 and Messrs. Marsaud, Lindquist, Jonzon and Svensson would be entitled to $1,913,626 $1,156,987 $1,264,420 and $1,130,017 respectively.

For the purpose of the above calculation, the 2006 pension premiums for each named executive officer have been used.

In addition, following a termination or change of control any outstanding options held by these individuals would become fully exercisable and the restrictions applicable to any restricted stock would lapse.

In this case, Mr. Westerberg would be entitled to stock with a market value of $1,809,000 and Messrs. Marsaud, Lindquist, Jonzon and Svensson would be entitled to stock with a market value of $361,800, respectively.

In this case, Mr. Westerberg would also be entitled to exercise all outstanding stock options with a value of $6,906,840 and the same value realized for Messrs. Marsaud, Lindquist, Jonzon and Svensson, would be $553,530, $141,240, $987,680 and $261,480, respectively.

1) Mr. Svensson died in March 2007.

Director Compensation

The following table sets forth the compensation that our directors earned during the year ended December 31, 2006 for services rendered as members of our board of directors:

Name	Fees Earned or Paid in Cash ($)	Total
Alspaugh	82,084	82,084
Aronson	150,000	150,000
Carlsson	150,000	150,000
Johnston	150,000	150,000
Kunerth	150,000	150,000
Lorch	150,000	150,000
Nyberg	150,000	150,000
Ringler	155,000	155,000
Sekiya	150,000	150,000
Stewart	305,000	305,000
Welin	170,000	170,000

Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $150,000 per year. The Chairman of the Board receives a retainer of $300,000 per year.

In addition, a non-employee director who serves as the Chairman of the Compensation Committee or the Nominating and Corporate Governance Committee each receives additional annual retainers of $5,000 and the Chairman of the Audit Committee receives an additional annual retainer of $20,000.

Non-employee directors can elect to defer receipt of a pre-determined percentage of their compensation under the Autoliv, Inc. 2004 Non-Employee Director Stock-Related Compensation Plan. In 2006 non of the directors elected to defer compensation.

Mr. Alspaugh was appointed to the Board on June 13, 2006.

Compliance With Section 16(A) of the Securities Exchange Act of 1934

The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company's common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2006, the Section 16(a) filing requirements were complied with by all incumbent executive officers and directors during the year.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Ernst & Young AB as the independent auditing firm for the Company's fiscal year ending December 31, 2007. The committee has been advised that Ernst & Young AB has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

In accordance with directions of the Audit Committee, this appointment is being presented to the stockholders for ratification at the 2007 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's certificate of incorporation or by-laws, the Audit Committee and management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Audit Committee will consider that fact when it selects independent auditors for the next year.

Ernst & Young AB has been the independent auditing firm for the Company since May 1997. Ernst & Young AB has been the independent auditors for Autoliv AB since 1984. Audit services provided to the Company by Ernst & Young AB during 2006 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2006, and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2006, was $7.1 million, out of which Ernst & Young AB billed $7.0 million. The aggregate fees billed for the year 2005 was $6.8 million, out of which Ernst & Young AB billed $6.8 million.

Audit - Related Fees

The aggregate fees billed for audit related services for the fiscal years ended December 31, 2006 and 2005 were $155,000 and $110,000, respectively, of which Ernst & Young AB was paid $104,000, and $91,000, respectively. Services for Audit-Related Fees consisted mainly of reviews of benefit plans.

Tax Fees

The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005 were $2,561,000 and $4,105,000, respectively, of which Ernst & Young AB was paid $23,000 and $302,000, respectively. Services for tax fees consisted of assistance in tax disputes that originated several years earlier, and assistance related to the Jobs Creation Act.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed for the non-audit, financial information systems design and implementation services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, rendered by Ernst & Young AB during the fiscal years ended December 31, 2006 and 2005 were $ 0 for each year.

All Other Fees

The aggregate fees billed for services rendered by Ernst & Young AB, other than the services discussed in the preceding four paragraphs, for the fiscal years ended December 31, 2006 and 2005, were $4,341,000 and $3,895,000, respectively, of which Ernst & Young AB was paid $0 and $6,000, respectively. Services for all other fees consisted of completion of expatriates' assignment services.

The Audit Committee has considered the services discussed in the preceding five paragraphs and provided to the Company by Ernst & Young AB and determined that the provision of these services is compatible with maintaining the independence of Ernst & Young AB. The Audit Committee has, however, instructed management to reduce to a minimum services rendered by Ernst & Young AB other than audit services in the future. In addition, the Audit Committee has adopted strict guidelines for the use of Ernst & Young AB to provide audit and non-audit services, including Audit Committee pre-approval of any such audit and non-audit services. The Audit Committee preapproved 100 percent of such services in 2006.

Representatives of Ernst & Young AB will not be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY'S INDEPENDENT AUDITORS.

3. DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Management does not now intend to bring before the 2007 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the stockholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange.

For business to be properly brought before an annual stockholders meeting by a stockholder, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. No such notices were received for the 2007 Annual Meeting. For the Company's 2008 Annual Stockholders' Meeting, any such notices must be received by the Company not later than March 3, 2008 and not earlier than February 3, 2008.

Stockholder Proposals for 2008 Annual Meeting
Stockholder proposals intended for inclusion in the proxy statement for the 2008 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than November 8, 2007.

By Order of the Board
March 8, 2007

Michael S. Anderson
Acting Vice President for Legal Affairs,
General Counsel and Secretary
Stockholm, Sweden

Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
World Trade Center
Klarabergsviadukten 70, Section E
Tel: +46 (0)8 587 206 00; Fax +46 (0)8 24 44 93;
Corporate Website: www.autoliv.com

Investor relations:
Sweden Tel: +46 (0)8 587 206 23; Fax +46 (0)8 411 70 25
U.S. Tel: +1 (248) 475 04 27; Fax +1 (801) 625 66 72

Appendix A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AUTOLIV, INC. AS ADOPTED ON DECEMBER 19, 2006

I STATEMENT OF POLICY

The Audit Committee will provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and the financial reporting process, (ii) the systems of internal accounting and financial controls, the management's monitoring and controlling of business risk, and the internal audit services function, (iii) the independent auditors' qualifications and independence, (iv) the compliance by the Company with legal and regulatory requirements and (v) the preparation of the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company's annual proxy statement. In so doing it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal audit service providers and the management of the Company.

II ORGANIZATION

A Charter

At least annually, the charter will be reviewed and reassessed by the Committee and any proposed changes will be submitted to the Board of Directors for approval.

B Members

The members of the Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors, who shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

Directors' fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

The chairperson and a non-voting Secretary of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise, as the Board interprets such qualification in its business judgement. Further, either (i) at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a "financial expert", the Committee shall so inform the Company.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board.

C Meetings

In order to discharge its responsibilities, the Committee shall at the beginning of each year establish a schedule of meetings, additional meetings may be scheduled as required.

D Agenda, Minutes and Reports
An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting.

The Secretary (or his/her designee) shall prepare minutes for all meetings of the Committee to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be periodically distributed to the full Board of Directors. The Committee shall make regular reports to the Board.

E Access to Records, Consultants and Others
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to retain outside legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company, the Company's outside counsel, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to the Committee. The Committee shall also insure that sufficient opportunity exists for its members to meet with the independent auditors without members of management present and with members of management without the independent auditors present.

III DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

(a) Appoint, in its sole discretion (subject to shareholder ratification), and be responsible for the compensation, retention and oversight of the work of, the firm of independent auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

(b) Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company's management). Approval of audit and permitted non-audit services may also be made by the chairperson of the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting;

(c) Review the performance of the Company's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Obtain at least annually from the Company's independent auditors and review a report describing:
(i) the independent auditors' internal quality-control procedures;
(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and
(iii) all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category).

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

(e) Oversee the independence of the Company's independent auditors by, among other things:
(i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;
(ii) ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Company's financial statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Company;
(iii) ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company's audit; and
(iv) considering whether there should be a regular rotation of the Company's independent auditors;

(f) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject to shareholder ratification), evaluation and termination of the Company's independent auditors;

(g) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

(h) Review the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors;

(i) Review with management, the Company's independent auditors and, if appropriate, the director of the Company's internal auditing department, the following:
 (i) the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;
 (ii) critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements;
 (iii) major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company's financial statements;
 (iv) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;
 (v) all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and
 (vi) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(j) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:
 (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;
 (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and
 (iii) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(k) Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting;

(l) Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:
 (i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);
 (ii) any communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement; and
 (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

(m) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

(n) Review:
 (i) the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors and management of the Company; and
 (ii) the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report;

(o) Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

(p) Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(q) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors, the Company's internal auditing department, and management, including meeting with such parties separately and privately on a periodic basis;

(r) Review the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

(s) Establish clear hiring policies by the Company for employees or former employees of the Company's independent auditors;

(t) Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

(u) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

(v) Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

(w) Review the Company's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. Review and approve any Related Person Transactions in accordance with the Company's policy thereon. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors;

(x) Review the Company's program to monitor compliance with the Company's Code of Conduct, and meet periodically with the Company's Compliance Officer to discuss compliance with the Code of Conduct;

(y) Obtain from the Company's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(z) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
 (aa) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;
 (bb) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function;
 (cc) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report;
 (dd) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

***

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF AUTOLIV INC. AMENDED AS OF DECEMBER 19, 2006

I PURPOSE OF THE COMMITTEE

The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Autoliv Inc. (the "Company") shall be to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; to review and discuss with management the Company's compensation discussion and analysis ("CD&A") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC"); and to prepare the Compensation Committee Report as required by the rules of the SEC.

II COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors who qualify as independent directors ("Independent Directors") under the listing standards of the New York Stock Exchange (the "NYSE"). Members of the Committee shall also qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least two times annually, or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV COMMITTEE RESPONSIBILITIES

A Executive Compensation

The Committee shall have the following goals and responsibilities with respect to the Company's executive compensation plans:
(a) To review at least annually the goals and objectives of the Company's executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.
(b) To review at least annually the Company's executive compensation plans in light of the Company's goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.
(c) To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company's executive compensation plans, and set his or her compensation level based on this evaluation together with the other independent directors. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee shall consider all relevant factors, including the Company's performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years.
(d) To evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company's executive compensation plans, and set the compensation level of each based on this evaluation. To the extent that long-term incentive compensation is a component of such executive officer's compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including at least the factors applicable with respect to the Chief Executive Officer.
(e) To evaluate annually the appropriate level of compensation for Board and Committee service by nonemployee members of the Board.
(f) To review and approve any severance or termination arrangements to be made with any executive officer of the Company.
(g) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan.
(h) To review perquisites or other personal benefits to the Company's executive officers and directors and recommend any changes to the Board.
(i) To review and discuss with management the Company's CD&A, and based on that review and discussion, to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K.
(j) To prepare the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in the Company's annual proxy statement or annual report on Form 10-K.
(k) To review the description of the Committee's processes and procedures for the consideration and determination of executive and director compensation to be included in the Company's annual proxy statement.

B Incentive-Compensation and Equity-Based Plans
The Committee shall have the following responsibilities with respect to the Company's incentive-compensation and equity-based plans:
(a) To review at least annually the goals and objectives of the Company's incentive-compensation and equity-based plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.
(b) To review at least annually the Company's incentive-compensation plans and equity-based plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.
(c) To review all equity-compensation plans to be submitted for stockholder approval under the listing standards of the NYSE, and to review all equity-compensation plans that are exempt from such stockholder approval requirements and approve such plans in its sole discretion.
(d) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any incentive-compensation or equity-based plan.

C Other Compensation and Employee Benefit Plans
(a) To review at least annually the goals and objectives of the Company's general compensation plans and other employee benefit plans, and recommend that the Board amend these goals and objectives if the Committee deems it appropriate.
(b) To review at least annually the Company's general compensation plans and other employee benefit plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.
(c) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of its general compensation plans and other employee benefit plans.

V ROLE OF CHIEF EXECUTIVE OFFICER

The Chief Executive Officer may make, and the Committee may consider, recommendations to the Committee regarding the Company's compensation and employee benefit plans and practices, including its executive compensation plans, its incentive-compensation and equity-based plans with respect to executive officers other than the Chief Executive Officer and the Company's director compensation arrangements.

VI EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

VII INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other advisers as it deems necessary or appropriate, including compensation consultants to advise the Committee with respect to amounts or forms of executive and director compensation. The Committee shall have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant's fees and other retention terms, such fees to be borne by the Company.